                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  ----------


                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  MAY 27, 1998




                    ALEXANDRIA REAL ESTATE EQUITIES, INC.
            (Exact name of registrant as specified in its charter)



             MARYLAND                    1-12993               95-4502084
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)       Identification No.)



     135 NORTH LOS ROBLES AVENUE
     SUITE 250
     PASADENA, CALIFORNIA                                          91101
(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (626) 578-0777


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ITEM 5.  OTHER EVENTS.

     On May 27, 1998, Alexandria Real Estate Equities, Inc. (the "Company") entered into a Purchase Agreement with PaineWebber Incorporated ("PaineWebber"), pursuant to which PaineWebber purchased 1,150,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company in a private placement at a price of $29.0344 per share, resulting in aggregate proceeds to the Company of approximately $33.4 million. PaineWebber deposited the Shares with the trustee of PaineWebber Equity Trust REIT Series I (A Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, for which PaineWebber acted as sponsor and depositor, in exchange for units in the Trust. On June 9, 1998, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933, as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  EXHIBITS

              99.1 Purchase Agreement, dated as of May 27, 1998, by and between the Company and PaineWebber.


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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALEXANDRIA REAL ESTATE
                                            EQUITIES, INC.



Date: June 22, 1998                         By: /s/ PETER J. NELSON
                                                    ------------------------
                                                    Peter J. Nelson
                                                    Chief Financial Officer,
                                                     Senior Vice President,
                                                     Treasurer and Secretary


                                       3


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                                EXHIBIT INDEX

EXHIBIT                                                         SEQUENTIALLY
NUMBER                           EXHIBIT                        NUMBERED PAGE
 99.1    Purchase Agreement, dated as of May 27, 1998, by
         and between the Company and PaineWebber


                                      Ex-1